Exhibit (H)(3)

WISCONSIN CAPITAL FUNDS, INC.

FIFTH AMENDMENT TO THE

SUB-ADMINISTRATION SERVICING AGREEMENT

THIS FIFTH AMENDMENT effective as of the 1st day of May, 2014, to the Sub-Administration Servicing Agreement dated as of September 1, 2010, as amended September 23, 2010, May 1, 2011, May 1, 2012 and May 1, 2013 (the "Agreement"), is entered into by and between Wisconsin Capital Funds, Inc., a Maryland corporation (the "Company") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

Wisconsin capital funds, inc.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Thomas G. Plumb	By:	/s/ Michael R. McVoy

Name:	Thomas G. Plumb	Name:	Michael R. McVoy

Title:	President	Title:	Executive Vice President

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Amended Exhibit B to the

Sub-Administration Servicing Agreement – Wisconsin Capital Funds, Inc.

U.S. BANCORP FUND SERVICES, LLC BLUE SKY COMPLIANCE SERVICES ANNUAL FEE SCHEDULE May 1, 2014 through April 30, 2015 Wisconsin Capital Funds, Inc.

•      Dedicated U.S. Bancorp Fund Services division responsible for daily state compliance, filings, registration payments, interaction with state securities commissions, etc.

•      Prepare and file initial state registration for registered investment companies

•      Prepare and file registration renewals and amendments

•      On a daily basis, monitor permit status and share authorization for each state

•      Evaluate the potential state sales exemptions as provided by state statutes

•      Monitor all changes in state statutes for required registration

•      Prepare state registration permit status and sales reporting for the fund group

•      Daily sales interface from the U.S. Bancorp Fund Services transfer agent system

•      Daily compliance tracking system including on-line state permit registration requirements

Annual Base Fee - $3,000 per year per fund

Permit conversion/setup fee – NA

Extraordinary services - quoted separately

Plus out-of-pocket expenses, including but not limited to:

•      Postage, Stationery

•      Programming, Special Reports

•      Retention of records

•      File transmission charges

•      Federal and state regulatory filing fees

•      Expenses from board of directors meetings

•      Auditing and legal expenses

•      Blue Sky conversion expenses

•      All other out-of-pocket expenses

Fees are billed monthly

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Amended Exhibit B (continued) to the Sub-Administration Servicing Agreement

U.S. BANCORP FUND SERVICES, LLC SUB-ADMINISTRATION SERVICES ANNUAL FEE SCHEDULE May 1, 2014 through April 30, 2015 Wisconsin Capital Funds, Inc.

Annual Fee for Dividend Distribution and Tax Calculations

Excise income calculations, excise tax returns for External

Legal review

15% discount May 1, 2014 through April 30, 2015                          $2,000 per fund

Preparation of both the 1120 RIC & Excise tax returns

15% discount May 1, 2014 through April 30, 2015                          $2,000 per fund

Provide daily NAV’s to website                                                          $ 50. per month

Included:

•      Provide Dividend distribution calculation to both Fund Accounting and Plumb Funds.

•      Provide the distribution breakdown at the end of the year for qualified and non qualified for the ICI spreadsheet.

•      Disseminate NAV’s to reporting agencies.

•      Disseminate quarterly holdings information to the reporting agencies after receipt of quarterly verification from Wisconsin Capital that there has been no change to the fund’s portfolio disclosure policy for that quarter.

Advisor Information Source Web portal inbox only Included.

▪     Advisor Information Source Web Portal Full Service access for 2 Funds - $500 per month

Out-Of-Pocket Expenses

Including but not limited to postage, stationery, programming, special reports, third-party data provider costs, federal and state regulatory filing fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), and conversion expenses (if necessary).

Additional Services

Available but not included above are the following services – USBFS legal administration, daily performance reporting, any additional services mutually agreed upon.

Chief Compliance Officer Support Fee

▪     $1,200 /year

25% discount May 1, 2014 through April 30, 2015

Fees are billed monthly.

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